Exhibit 1

Joint Filing Statement

Statement Pursuant to Rule 13d-1(k)(1)

The undersigned hereby consent and agree to file a joint statement on Schedule 13G under the Securities Exchange Act of 1934, as amended, with respect to the Common Stock, with $1.00 par value of Cousins Properties Inc., beneficially owned by them, together with any or all amendments thereto, when and if appropriate. The parties hereto further consent and agree to file this Statement pursuant to Rule 13d-1(k)(1)(iii) as an exhibit to Schedule 13G, thereby incorporating the same into such Schedule 13G.

Dated: February 7, 2024	APG Asset Management US Inc.

	By:	/s/ Evan Gordon
	Name:	Evan Gordon
	Title:	Chief Compliance Officer

APG Asset Management, N.V.

	By:	/s/ Evan Gordon
	Name:	Evan Gordon

APG Groep, N.V.

	By:	/s/ Evan Gordon
	Name:	Evan Gordon

Stichting Pensioenfonds ABP

	By:	/s/ Evan Gordon
	Name:	Evan Gordon